Exhibit 10.32

THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

SECURED CONVERTIBLE PROMISSORY NOTE

$2,000,000	June 27, 2024

For value received, Above Food Ingredients Inc., a corporation organized under the laws of Alberta, Canada (the “Company”), promises to pay to Smart Dine, LLC (the “Holder”), the principal sum of Two Million Dollars ($2,000,000). Interest shall accrue on the unpaid principal amount of this Secured Convertible Promissory Note (the “Note”) from the date hereof at a rate equal to six percent (6%) per quarter, compounded quarterly. This Note is issued in satisfaction of the balance due under an amended and restated promissory note (the “Sponsor Note”), dated as of June 27, 2024, by and between Bite Acquisition Corp., a Delaware corporation (“Bite”) and the Holder, in connection with the closing of the business combination pursuant to the Business Combination Agreement, dated as of April 29, 2023 (as amended on March 12, 2024 and as may be further amended and/or amended and restated, the “Business Combination Agreement”), by and among Bite, the Company, Above Food Corp., a corporation organized under the laws of Saskatchewan, Canada, and Above Food Merger Sub, Inc., a Delaware corporation. This Note is subject to the following terms and conditions.

1.              Maturity. Unless earlier converted or exchanged as provided herein, principal and any accrued but unpaid interest under this Note shall be due and payable on June 27, 2026 (the “Maturity Date”). Notwithstanding the foregoing, if any Event of Default (as defined below) shall have occurred and be continuing hereunder, at the option and upon the declaration of the Holder and upon written notice to the Company (which election and notice shall not be required in the case of an Event of Default under subsection (a) below), this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(a)            any of: (i) the commission of any act of bankruptcy by the Company, (ii) the execution by the Company of a general assignment for the benefit of creditors, (iii) the filing against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act and the continuation of such petition without dismissal for a period of 30 days or more, (iv) the application for or consent to the appointment of a receiver or trustee to take possession of the property or assets of the Company, or (v) the Company’s shareholders or board of directors affirmatively voting to liquidate, dissolve, or wind up the Company;

(b)            the Company’s failure to pay on a timely basis any of the principal amount, accrued interest, or other amounts due under this Note on the date the same becomes due and payable;

(c)            any representation, warranty, or other statement made or furnished by or on behalf of the Company to the Holder in writing in connection with this Note or the Pledge Agreement (as defined below) being false, incorrect, incomplete or misleading in a material respect when made or furnished;

(d)            the Company’s failure to observe or perform any covenant, obligation, condition or agreement contained in this Note (other than those set forth above in this Section 2) or the Pledge Agreement, and such failure continues for a period of ten days after the earlier of the date Holder notifies the Company thereof or the Company becomes aware of such failure; or

(e)            this Note or the Pledge Agreement, or any provision thereof, for any reason ceasing to be in full force and effect in accordance with its terms or any obligor thereunder so asserting in writing.

In the event of any Event of Default hereunder, in addition to all rights of the Holder under this Note, the Pledge Agreement or at law or in equity, the Company shall pay all reasonable attorneys’ fees and court costs incurred by the Holder in enforcing and collecting this Note.

2.              Conversion. In the event this Note has not previously converted, been exchanged or been repaid in full, on or at any time prior to the Maturity Date, at the option of the Holder, in its sole discretion, the entire outstanding principal balance of this Note plus all accrued and unpaid interest thereon, or any portion thereof, may be converted into that number of the common shares in the capital of the Company (“Common Shares”) at a conversion price equal to [the [15] trading-day trailing Volume-Weighted Average Price (“VWAP”) as reported by Bloomberg at the close of trading on the date immediately prior to the date of such conversion] (as applicable, the “Conversion Price”).

3.              Mechanics and Effect of Conversion. No fractional Common Shares will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted or exchanged into such fractional share. Upon conversion of this Note hereunder, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter (and in any event within two business days), issue or cause to be issued the number of Common Shares to which the Holder is entitled upon such conversion, in book entry form, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein and, if less than the full amount of principal and interest due under this Note shall have been converted, a replacement Note evidencing the remaining balance. Upon conversion of this Note in accordance with the terms hereof, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted, including without limitation the obligation to pay such portion of the principal amount and accrued interest.

4.              Change of Control. In the event of a Change of Control (as defined below) prior to the conversion, exchange or repayment in full of this Note, this Note shall become due and payable immediately prior to such Change of Control in an amount equal to the sum of (i) the outstanding principal and (ii) any accrued but unpaid interest on this Note; provided, however, that the Holder may notify the Company prior to the closing of such Change in Control of the Holder’s election to convert the outstanding principal balance of this Note and any accrued and unpaid interest into Common Shares at a conversion price per share equal to the Conversion Price. The term “Change of Control” means (i) a sale of all or substantially all of the Company’s assets other than to an Excluded Entity (as defined below), (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, limited liability company or other entity other than an Excluded Entity, (iii) the consummation of a transaction, or series of related transactions, in which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes or become the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 20% of the Company’s then outstanding voting securities, or (iv) a change in the majority of the members of the board of directors of the Company. Notwithstanding the foregoing, a transaction shall not constitute a Change of Control if its purpose is to (A) change the jurisdiction of the Company’s incorporation, (B) create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s securities immediately before such transaction, or (C) obtain funding for the Company in a financing that is approved by the Company’s Board of Directors. An “Excluded Entity” means a corporation or other entity of which the holders of voting capital stock of the Company outstanding immediately prior to such transaction are the direct or indirect holders of voting securities representing at least a majority of the votes entitled to be cast by all of such corporation’s or other entity’s voting securities outstanding immediately after such transaction. The Company shall deliver to the Holder written notice of any Change of Control at least twenty (20) days prior to the occurrence thereof.

5.              Payment; Prepayment.

(a)            All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder shall be applied to principal.

(b)            If the Company raises any proceeds from one or more third parties from any investment or other financing transaction at any time prior to such time as this Note is paid in full, the Company shall promptly notify the Holder thereof, and the Holder, at its sole option, may require all or any portion of the proceeds thereof to pay down the outstanding principal amount of, and any accrued but unpaid interest under, this Note.

(c)            The Company may not prepay this Note, except with the written consent of the Holder.

6.              Shareholders, Officers and Directors Not Liable. In no event shall any shareholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

7.              Interest Rate Limitation. Notwithstanding anything to the contrary contained in this Note, the interest paid or agreed to be paid under the Note shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Holder shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal remaining owed under this Note or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Holder exceeds the Maximum Rate, the Holder may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of this Note.

8.              Action to Collect on Note. If action is instituted to collect on this Note, the Company promises to pay all of the Holder’s costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.

9.              Loss of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

10.            Covenants. So long as any amounts remain outstanding under this Note:

(a)            Reservation of Shares. The Company shall take all action necessary to at all times have authorized and reserved for the purpose of issuance, one hundred percent (100%) of the aggregate number of Common Shares issuable upon the conversion of this Note.

(b)            Preservation of Existence. The Company shall maintain and preserve, and cause each of its subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not result in a Material Adverse Effect (as defined below). The term “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries, if any, individually or taken as a whole, or on the transactions contemplated hereby, or by the agreements and instruments to be entered into in connection therewith or on the authority or ability of the Company to perform its obligations under the Note.

11.            Security. This Note is secured by certain shares of Above Food USA Corp. held by the Company, as set forth in that certain Pledge Agreement of even date herewith between the Company and the Holder (the “Pledge Agreement”).

12.            Miscellaneous.

(a)            Governing Law; Jurisdiction. This Agreement shall be governed by the laws of the State of Delaware, without regard to its laws on conflicts of laws. The parties agree that venue for any dispute arising under this Note will lie exclusively in the state courts located in the State of Delaware, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that any such court is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts located in the State of Delaware. The Company and the Holder consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 12(a) shall affect or limit any right to serve process in any other manner permitted by law. THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

(b)            Entire Agreement; Amendment and Waiver. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof, and any and all other written or oral agreements, representations or warranties relating to the subject matter hereof or thereof existing between the parties hereto are expressly superseded hereby. Any term of this Note may be amended, terminated and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party against whom enforcement of any such amendment or waiver is sought; provided, however, that the Holder may, with the Company’s written consent, execute such amendment or waiver on behalf of any future holders, other than any such holder that the amendment or waiver treats in a materially adverse manner relative to the other holders. Any amendment or waiver effected in accordance with this Section 12(b) shall be binding upon the Company and the Holder and each future holder of the securities purchased hereunder.

(c)            Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the respective successors, assigns, heirs, executors and administrators of the parties hereto. Nothing in this Note, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note.

(d)            Notices. All notices required or permitted hereunder shall be in writing and shall be given in the manner and to the addresses set forth on the signature pages of this Note.

(e)            Counterparts. This Note may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Secured Convertible Promissory Note as of the date first set forth above.

company:

above food ingredients inc.

	By:	/s/ Lionel Kambeitz
		Name:	Lionel Kambeitz
Title: Chief Executive Officer

Address:	Above Food Ingredients Inc. 2305 Victoria Avenue #001 Regina, Saskatchewan Alberta, Canada, S4P 0S7
Attention:
Email:

[Signature Page to Secured Convertible Promissory Note]

AGREED TO AND ACCEPTED:

holder:

SMART DINE, llc

By:	/s/ Alberto Ardura González

Name: Alberto Ardura González

Title: Manager

Address:	720 N. State Street

Chicago, IL 60654

Attention: Alberto Ardura González

Email: alberto@biteacquisitioncorp.com

[Signature Page to Secured Convertible Promissory Note]